UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2013

TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-33865	66-0555678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code: 787-749-4949

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2013, Triple-S Management Corporation (the “Company”), in connection with a registered underwritten secondary public offering of its Class B common stock (the “Offering”), entered into an underwriting agreement (the “Underwriting Agreement”) with certain shareholders of the Company (the “Selling Shareholders”) named therein and Credit Suisse Securities (USA) LLC, as representative of the underwriters (the “Underwriters”) named therein, pursuant to which the Selling Shareholders agreed to sell to the Underwriters an aggregate of 6,210,423 shares (the “Shares”) of Class B common stock at a price of $18.25 per share less an underwriting discount of $0.919 per share and less certain other transaction expenses. The Shares include 810,055 shares of Class B common stock to be purchased pursuant to the over-allotment option granted to the Underwriters pursuant to the Underwriting Agreement. The Company agreed to purchase 1,000,000 shares in the Offering at a price of $18.25 per share. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

A copy of the Underwriting Agreement has been included to provide security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Selling Shareholders. The representations, warranties and covenants contained in the Underwriting Agreement were made solely for purposes of the Offering and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Underwriting Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Offering, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-187082) relating to the Offering: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K), (ii) the legal opinion of Pietrantoni Méndez & Alvarez LLC (including the consent of Pietrantoni Méndez & Alvarez LLC) (Exhibit 5.1 to this Current Report on Form 8-K) and (iii) the tax opinion of Acosta & Ramírez Law Office, LLC (including the consent of Acosta & Ramírez Law Office, LLC.) (Exhibit 8.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Other Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated May 16, 2013
5.1	Opinion of Pietrantoni Méndez & Alvarez LLC
8.1	Opinion of Acosta & Ramírez Law Office, LLC, regarding certain tax matters
23.1	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 5.1)
23.2	Consent of Acosta & Ramírez Law Office, LLC (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           May 22, 2013

TRIPLE-S MANAGEMENT CORPORATION

By:	/s/ Roberto García Rodríguez
Roberto García Rodríguez
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated May 16, 2013
5.1	Opinion of Pietrantoni Méndez & Alvarez LLC
8.1	Opinion of Acosta & Ramírez Law Office, LLC, regarding certain tax matters
23.1	Consent of Pietrantoni Méndez & Alvarez LLC (included in Exhibit 5.1)
23.2	Consent of Acosta & Ramírez Law Office, LLC (included in Exhibit 8.1)